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FOR IMMEDIATE RELEASE

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
INVESTOR CONTACTS:    Nate Wallace                        Raj Rajaji
                      DIRECTOR, INVESTOR RELATIONS        CHIEF FINANCIAL OFFICER
                      Manugistics Group, Inc.             Manugistics Group, Inc.
                      301-984-5059                        301-984-5087

PRESS CONTACTS:       Didi Blackwood
                      VICE PRESIDENT, CORPORATE
                      COMMUNICATIONS
                      Manugistics Group, Inc.
                      301-255-3143
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                    MANUGISTICS SET TO ANNOUNCE RECORD FOURTH
                            QUARTER AND FISCAL YEAR

           CONTINUES TO SEE STRONG AND ROBUST DEMAND FOR SUPPLY CHAIN MANAGEMENT AND PRICING AND REVENUE OPTIMIZATION SOLUTIONS


ROCKVILLE, MD. -- MARCH 2, 2001 -- Manugistics Group, Inc. (NASDAQ: MANU), the leading global provider of Enterprise Profit Optimization(TM) (EPO) solutions - the powerful combination of supply chain management and pricing and revenue optimization solutions - for enterprises and marketplaces, today announced that it intends to report record revenues for its fourth quarter and fiscal year ended February 28, 2001. Manugistics reiterated no changes in guidance for its fourth quarter, and for upcoming quarters. The Manugistics earnings call for its fourth quarter will occur at the normal time later this month.

Greg Owens, Manugistics chairman and chief executive officer, says that the company continues to see, "strong, robust market demand for our supply chain management and our pricing and revenue optimization solutions."

Owens reiterated that Manugistics continues to see that focused, strong ROI-based solutions, such as quickly implementable supply chain optimization solutions, are the initiatives most likely to be funded during an economic slowdown, as opposed to time and resource intensive infrastructural projects such as ERP.

"We believe that because of the critical importance of our supply chain management and our pricing and revenue optimization solutions, particularly in today's market, and because of the current strength of our European operations - which are expected to account for approximately 35 percent of license revenues - that Manugistics will continue to perform well," Owens concluded.


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ABOUT MANUGISTICS GROUP, INC.
Manugistics is the leading global provider of Enterprise Profit Optimization
(EPO) solutions - the first solutions to simultaneously optimize a company's supply- and demand-side functions. Manugistics EPO and Marketplace solutions help companies lower operating costs, enhance profitability and accelerate growth. The company's list of clients includes industry leaders such as 3Com, Amazon.com, Boeing, BP, Brown & Williamson, Caterpillar, Cisco Systems, Coca-Cola Bottling, Compaq, DuPont, eConnections, Ford, General Electric, Harley-Davidson, Hormel, Levi Strauss & Co., Marriott, Nestle, Texas Instruments, Timberland, Unilever, and United Airlines. For more information, go to www.manugistics.com.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-984-5330.

                                       ###

This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, risks related to quarterly performance, risks of system interruption, management of potential growth, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Manugistics financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 29, 2000 and Quarterly Report on Form 10-Q for the quarter ended November 30, 2000.

Manugistics is a registered trademark, and the Manugistics logo, the phrase "Leveraged Intelligence," Enterprise Profit Optimization and NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.